Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
Vice President of Treasury and Investor Relations	Director of Corporate Communications
(702) 584-7995	(702) 584-7742

BALLY TECHNOLOGIES PROVIDES BUSINESS UPDATE

•                  RECEIVES COMMITMENTS FOR NEW $700 MILLION IN SENIOR SECURED CREDIT FACILITIES

•                  BOARD APPROVES $550 MILLION SHARE REPURCHASE PROGRAM, $400 MILLION EXPECTED TO BE ACQUIRED THROUGH STOCK TENDER OFFER ANNOUNCED TODAY

•                  UPDATES FISCAL 2011 DILUTED EPS GUIDANCE TO A RANGE OF $1.82 TO $1.95

•                  SCHEDULES THIRD QUARTER FISCAL 2011 RESULTS CALL FOR APRIL 28

LAS VEGAS, April 7, 2011 — Bally Technologies, Inc. (NYSE:  BYI), a leader in slots, video machines, casino management, and networked and server-based systems for the global gaming industry, announced today that it has obtained commitments for $700 million of new senior secured credit facilities comprised of a $400-million, five-year revolving credit facility and a $300-million, five-year term loan (collectively, the “Credit Facilities”).

Bally will use the net proceeds from the new Credit Facilities to fund the stock tender offer announced today, to fund share repurchases, to refinance its existing credit facilities ($162.4 million outstanding as of March 31, 2011), to pay fees and expenses incurred in connection with the transactions, to provide for ongoing working capital, and for other general corporate purposes.  The new Credit Facilities are expected to close on or about April 13, 2011 and fund on or about May 6, 2011, simultaneous with the closing of the stock tender offer.  At funding and giving effect for the stock tender offer, Bally will have at least $150 million of undrawn availability under its new revolver.

The new Credit Facilities will initially be priced at LIBOR +175bps (assuming a gross leverage ratio of 2.0) and will be subject to a leverage-based pricing grid and a maximum leverage and a minimum interest coverage covenant.  A detailed description of the new Credit Facilities will be contained in the offer to purchase for the stock tender offer which is expected to launch April 8, 2011.  Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wells Fargo Securities, LLC; and Union Bank, N.A. will act as joint lead arrangers and joint book managers.  The remaining syndicate is comprised of other commercial banks.

“Our ability to more than double the size of our Credit Facilities with a more favorable pricing grid and better terms demonstrates the strength of our business and the free cash flow it generates,” said Neil Davidson, the Company’s Chief Financial Officer. “The new Credit Facilities will provide us incremental flexibility to pursue strategic initiatives as well as the opportunity to better optimize our capital structure.”

Share Repurchase Plan

During the third quarter, Bally repurchased approximately 898,000 shares for a total of $35.1 million, leaving $27.3 million available under its existing share repurchase plan.

On April 6, 2011, the Company’s Board of Directors increased the share-repurchase program to an amount equal to $550 million minus the amount repurchased in the tender offer (which is expected to be $400 million).  Under the new Credit Facilities, the Company will have unlimited capacity to repurchase its common stock or make other restricted payments as long as its gross leverage ratio is below 2.0 and may make up to $100 million in restricted payments per year if its gross leverage is above 2.0.

“We believe investing in our own shares continues to be a prudent use of our financial resources as we believe our stock currently offers a compelling value,” Davidson said.  “The new share-repurchase program is consistent with our commitment to return value to our stockholders.”

Fiscal 2011 Business Update

The Company updated fiscal 2011 guidance for Diluted Earnings per Share (“Diluted EPS”) from continuing operations to $1.82 to $1.95, with the fiscal fourth quarter’s Diluted EPS expected to exceed the fiscal third quarter’s Diluted EPS.  This updated Diluted EPS guidance range does not reflect the impact of the pending stock tender offer and debt refinancing due to the uncertainty as to the number of shares that will be tendered.

The updated guidance reflects lower than expected systems revenue caused from the timing of decisions for large installations, and lower than expected gross margins in gaming equipment due to a higher than anticipated mix of Pro Series™ cabinet sales.  In addition, the Company now believes it will no longer achieve $205 million in systems revenue for fiscal 2011 and will provide a further update on its fiscal third quarter conference call on April 28, 2011.

“Short-term market conditions remain difficult, with the timing of large systems implementations becoming more challenging to predict,” said Richard M. Haddrill, the Company’s Chief Executive Officer.  “However, we continue to be pleased with the strong performance in our gaming operations business, the initial acceptance of our new Pro Series cabinets, and our business-specific initiatives.  Our systems outlook remains strong, and this month we will begin selling the first ALPHA 2™ titles Playboy Hot ZoneTM and Ole Jalapeños™.”

The Company has provided this updated range of earnings guidance for fiscal 2011 to give investors general information on the overall direction of its business at this time.  The updated guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Third Quarter Fiscal 2011 Results and Conference Call

Bally will report its third quarter fiscal 2011 results after the market closes on Thursday, April 28 and will also host a conference call and webcast beginning at 4:30 p.m. EDT (1:30 p.m. PDT).  The public is invited to both the call and webcast.

The conference-call dial-in numbers are 866-783-2145 or 857-350-1604 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation.  For those who miss this event, an archived version will be available at BallyTech.com until May 27, 2011.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced gaming devices, systems and technology solutions worldwide.  Bally’s product line includes reel-spinning slot machines, video slots, wide-area progressives, and Class II, lottery and central determination games and platforms.  As the world’s No. 1 gaming systems company, Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to substantial risks and uncertainties.  These statements may be identified by the use of words such as “assumption,” “believes,” “estimates,” “expects,” “goals,” “guidance,” “plans,” “will,” and other words of similar meaning.  Such information involves important risks and uncertainties that could significantly affect Bally’s results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements.  Future results, including the consummation of the Credit Facilities and any share repurchases, may be adversely affected as a result of a number of risks that are detailed from time to time in Bally’s filings with the Securities and Exchange Commission.  Bally undertakes no obligation to update the information in this press release and represents that the information is only valid as of today’s date.

# # #

— BALLY TECHNOLOGIES, INC. —